4th Quarter 2014 Earnings o Conference Call January 20, 2015 Exhibit 99.3

2014 Overview 2 Continued risk discipline Emphasis on diversifying and growing revenue Focused on banking fundamentals • Loans increased $3 billion or 4% • Deposits increased $2 billion or 2%, while deposit costs reached historic lows • Increased number of quality households and grew number of checking, savings, credit card and wealth management accounts • Reduced full year adjusted expenses(2) 2% • All credit metrics experienced improvement • Maintained strong capital levels Focus areas for 2015: • Effectively deploy capital • Generate positive operating leverage • Revenue diversification ($ in millions, except per share data) 2014 2013 Change Net Income(1) $1,103 $1,090 1% Diluted EPS $0.80 $0.77 4% Ending Loans $77,307 $74,609 4% Ending Deposits $94,200 $92,453 2% Tier 1 Common ratio(2) 11.6% 11.2% 40 bps Non-accrual loans as % of loans(3) 1.07% 1.45% 38 bps (1) Available to common shareholders (2) Non-GAAP; see appendix for reconciliation (3) Excluding loans held for sale Financial Highlights

Loans For the quarter: • Ending loan balances up $700MM or 1% • Business loans(1)(2) increased 1% as production increased 18% • Commercial and industrial grew 3% • Line utilization increased 40 basis points and commitments increased 3% • Investor real estate relatively steady • Consumer loans increased 1% • Indirect auto loans up 3% • Credit card balances increased 5% • Mortgage balances up modestly • Home equity down slightly • Other consumer loans up just over 1% as a result of the introduction of several new products and improved customer delivery $74.6 $75.7 $76.5 $76.6 $77.3 4Q13 1Q14 2Q14 3Q14 4Q14 3 ($ in billions) ($ in billions) Loan Balances(1) by portfolio Loan Balances(1) $46.0 $47.1 $47.7 $47.7 $48.2 $28.6 $28.6 $28.8 $28.9 $29.1 4Q13 1Q14 2Q14 3Q14 4Q14 Business Lending Consumer Lending Note: All percentage growth is for ending loans on a linked quarter basis (1) On an ending basis (2) The business lending portfolio includes the commercial and investor real estate loan categories (2)

4 Deposits and funding costs Deposit Balances(1) ($ in billions) 34 bps 33 bps 31 bps 30 bps 29 bps 4Q13 1Q14 2Q14 3Q14 4Q14 Funding costs $82.8 $84.2 $84.9 $85.4 $85.6 $9.7 $9.2 $9.0 $8.8 $8.6 4Q13 1Q14 2Q14 3Q14 4Q14 Low-Cost Deposits Time Deposits + Other Deposit Balances(1) by type ($ in billions) Deposit costs 12 bps 12 bps 11 bps 11 bps 11 bps 4Q13 1Q14 2Q14 3Q14 4Q14 $92.5 $93.4 $93.8 $94.1 $94.2 4Q13 1Q14 2Q14 3Q14 4Q14 (1) On an ending basis

Net interest income and net interest margin • Despite continuation of the low rate environment, which exerted pressure on asset yields, both net interest income and net interest margin remained relatively stable with the third quarter • Stability in both measures was largely attributable to higher average loan balances and lower cash balances Net interest income and net interest margin ($ in millions) $846 $831 $837 $837 $837 3.26% 3.26% 3.24% 3.18% 3.17% 4Q13 1Q14 2Q14 3Q14 4Q14 Net Interest Income (FTE) Net Interest Margin 5

Non-interest income • Non-interest income down 6% • Service charges declined $14MM • $4MM decline in fees resulting from product discontinuation • Customer reimbursements of $8MM • Mortgage income impacted by lower gains from loan sales and decline in market valuation of mortgage servicing portfolio net of hedging • Capital markets income decreased $4MM, driven primarily by credit valuation adjustments on swaps • Card and ATM fees increased as a result of higher spending and transaction volumes • Wealth management income increased as the company continues to expand and deepen relationships with new and existing customers Non-interest income ($ in millions) 185 173 174 181 167 80 79 84 85 86 43 40 43 39 27 84 89 90 90 91 134 57 66 83 77 $526 $438 $457 $478 $448 4Q13 1Q14 2Q14 3Q14 4Q14 Service charges on deposit accounts Card and ATM fees Mortgage Income Wealth Management Income Other (1) Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment. (1) 6

Expenses • Reported expenses included some unusual items • Previous quarter included $24MM benefit from unfunded commitments; partially offset by $7MM Visa® expense(3) • Intend to consolidate 50 branches in 2015 and incurred related expense of $10MM in fourth quarter(4) • Contingent legal and regulatory accrual of $100MM in fourth quarter(4) • Salaries and benefits flat from previous quarter, although headcount increased 124 positions • Outside services increased due to third party engagements to support risk management functions • Remain diligent with respect to expense control, but will opportunistically invest in talent and technology to further accelerate momentum (1) Non-GAAP; see appendix for reconciliation (2) Year-over-year change for the most recent quarter (3) Included in adjusted non-interest expenses (4) Not included in adjusted non-interest expenses Adjusted non-interest expenses(1) ($ in millions) $883 $846 $827 $826 $859 4Q13 1Q14 2Q14 3Q14 4Q14 7 3% Decrease(2)

463 457 452 452 468 1,321 1,301 992 866 750 391 386 383 376 368 579 $2,754 $2,144 $1,827 $1,694 $1,586 4Q13 1Q14 2Q14 3Q14 4Q14 Residential First Mortgage All Other Home Equity TDRs Held-For-Sale 2,088 1,914 1,724 1,688 1,493 927 1,067 1,327 1,297 1,206 $3,015 $2,981 $3,051 $2,985 $2,699 4Q13 1Q14 2Q14 3Q14 4Q14 Classified Loans Special Mention Solid asset quality Net charge-offs and ratio ($ in millions) NPLs and coverage ratio(3) ($ in millions) Criticized and classified loans(4) ($ in millions) Troubled debt restructurings ($ in millions) 35% Decline(1)(2) 23% Decline in Total NPLs(1) 10% Decline(1) 42% Decline(1) 8 $1,082 $1,070 $899 $837 $829 124% 118% [VALUE] [VALUE] 133% 4Q13 1Q14 2Q14 3Q14 4Q14 NPLs Coverage Ratio (1) Year-over-year change for the most recent quarter (2) Non-GAAP; see appendix for reconciliation (3) Excludes loans held for sale (4) Includes commercial and investor real estate loans only (5) The All Other category includes TDRs classified as Held-For-Sale for the following periods : $38M in 1Q14, $16M in 2Q14, $13M in 3Q14 and $29M in 4Q14. (5)

Strong capital and solid liquidity Tier 1 capital ratio(1) Loan to deposit ratio(3) Tier 1 common ratio(1)(2) (1) Current quarter ratios are estimated (2) Non-GAAP; see appendix for reconciliation (3) Based on ending balances 11.7% 11.8% 12.5% 12.7% 12.5% 4Q13 1Q14 2Q14 3Q14 4Q14 11.2% 11.4% 11.6% 11.8% 11.6% 4Q13 1Q14 2Q14 3Q14 4Q14 81% 81% 82% 81% 82% 4Q13 1Q14 2Q14 3Q14 4Q14 • Repurchased 25 million shares of common stock amounting to $248 million • Basel III Common Equity Tier 1 ratio(1)(2) estimated to be approximately 11.1%, which is well above minimum threshold • Regions remains well-positioned to be fully compliant with the Liquidity Coverage Ratio 9

Expectations for 2015 10 Deposit growth of 1% to 2% Loans • Expect total loan growth in the 4% to 6% range • Commercial and industrial loans expected to drive growth within business lending portfolio • Expect growth in investor real estate to be limited as we remain committed to risk tolerance levels • Continued indirect auto lending growth is expected • Expect pace of growth in “other consumer” category to accelerate • Credit card growth to continue in near term • Expect mortgage balances to increase incrementally Deposits • Deposit balances should grow at similar rate as 2014 NIM / Operating Leverage • If current market conditions prevail, the net interest margin is expected to remain relatively stable next quarter • If the 10-year Treasury yield were to remain in the 1.75% to 2% range, we would expect 10 to 12 basis points of margin pressure throughout 2015 • Net interest margin is expected to remain stable to trending higher in a moderately rising rate environment in 2015 • Expect to generate positive operating leverage Economy • Expect solid GDP growth in U.S. economy in 2015 • Low energy prices should provide tailwind to consumer spending and manufacturing sector • Uncertain global growth environment poses some risks • Do not expect an increase in short-term rates until latter part of 2015

Appendix 11

Energy and oil exposure 12 Exposure E&P Risk Management • Energy related loans represented 4.3% of total loans outstanding as of 12/31/14 • ~70% of E&P loans in Texas, 20% in South Louisiana and remaining 10% disbursed geographically • In E&P portfolio ~76% tied to oil and 24% to natural gas • Oilfield services portfolio is concentrated in a relatively small number of names • Securities portfolio contains ~$289MM of high quality, investment grade corporate bonds that are energy related • Experienced team of bankers and petroleum engineers on staff • Majority of exposure is in Shared National Credits • Reserve calculations based on a conservative advance rate • Borrowing base redeterminations occur in the spring and fall every year • Continue to place high degree of surveillance on geographic markets that may experience economic correlation to falling commodity prices Energy Loan Portfolio Outstandings ($ in millions) As of 12/31/14 Oilfield Services $1,394 Exploration and production (Upstream) $1,144 Midstream $367 Downstream $282 Coal $139 Energy Investment Funds $30 Total $3,356

Non-GAAP reconciliation: Non-interest expense

The table below presents non-interest expense (GAAP) excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. This non-GAAP financial measure is also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as that applied by management.

($ amounts in millions)	Quarter Ended								
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013	4Q14 vs. 3Q14		4Q14 vs. 4Q13	
Non-interest expense (GAAP)	$ 969	$ 826	$ 820	$ 817	$ 946	$ 143	17.3 %	$ 23	2.4 %
Adjustments:									
Professional, legal and regulatory expenses(1)(2)	(100)	—	7	—	(58)	(100)	NM	(42)	72.4 %
Branch consolidation and property and equipment charges	(10)	—	—	(6)	(5)	(10)	NM	(5)	100.0 %
Gain on sale of TDRs held for sale, net	—	—	—	35	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	$ 859	$ 826	$ 827	$ 846	$ 883	$ 33	4.0 %	$ (24)	(2.7)%

($ amounts in millions)	Year Ended December 31			
	2014	2013	2014 vs. 2013	
Non-interest expense (GAAP)	$ 3,432	$ 3,556	$ (124)	(3.5)%
Adjustments:				
Professional, legal and regulatory expenses(1)(2)	(93)	(58)	(35)	60.3 %
Branch consolidation and property and equipment charges	(16)	(5)	(11)	220.0 %
Gain on sale of TDRs held for sale, net	35	—	35	NM
Loss on early extinguishment of debt	—	(61)	61	(100.0)%
Adjusted non-interest expense (non-GAAP)	$ 3,358	$ 3,432	$ (74)	(2.2)%

NM – Not Meaningful

(1) Regions recorded $100 million of contingent legal and regulatory accruals during the fourth quarter of 2014 related to previously disclosed matters.

(2) Regions recorded a non-tax deductible regulatory charge of $58 million during the fourth quarter of 2013 related to previously disclosed inquiries from government authorities. These matters were settled in the second quarter of 2014 for $7 million less than originally estimated.

REGIONS 13

Non-GAAP reconciliation: Net charge-off ratio

Select calculations for annualized net charge-offs as a percentage of average loans (GAAP) are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of and for Quarter Ended				
($ amounts in millions)		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Residential first mortgage net charge-offs (GAAP)	A	$ 6	$ 6	$ 7	$ 9	$ 164
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$ 6	$ 6	$ 7	$ 9	$ 13
Total consumer net charge-offs (GAAP)	C	$ 52	$ 48	$ 41	$ 57	$ 219
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted total consumer net charge-offs (non-GAAP)	D	$ 52	$ 48	$ 41	$ 57	$ 68
Total net charge-offs (GAAP)	E	$ 83	$ 75	$ 67	$ 82	$ 278
Less: Net charge-offs associated with transfer to loans held for sale		—	—	—	—	151
Adjusted net charge-offs (non-GAAP)	F	$ 83	$ 75	$ 67	$ 82	$ 127
Average residential first mortgage loans (GAAP)	G	$ 12,273	$ 12,212	$ 12,137	$ 12,127	$ 12,752
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted average residential first mortgage loans (non-GAAP)	H	$ 12,273	$ 12,212	$ 12,137	$ 12,127	$ 12,826
Average total consumer loans (GAAP)	I	$ 28,996	$ 28,840	$ 28,687	$ 28,603	$ 29,147
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted average total consumer loans (non-GAAP)	J	$ 28,996	$ 28,840	$ 28,687	$ 28,603	$ 29,221
Total average loans (GAAP)	K	$ 77,182	$ 76,279	$ 76,390	$ 75,139	$ 75,843
Add: Average balances of residential first mortgage loans transferred to loans held for sale		—	—	—	—	74
Adjusted total average loans (non-GAAP)	L	$ 77,182	$ 76,279	$ 76,390	$ 75,139	$ 75,917
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.18 %	0.22%	0.20%	0.32%	5.10%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.18 %	0.22%	0.20%	0.32%	0.41%
Total consumer net charge-off percentage (GAAP)*	C/I	0.70 %	0.67%	0.57%	0.81%	2.98%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.70 %	0.67%	0.57%	0.81%	0.93%
Total net charge-off percentage (GAAP)*	E/K	0.42 %	0.39%	0.35%	0.44%	1.46%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.42 %	0.39%	0.35%	0.44%	0.67%

*Annualized

REGIONS 14

Non-GAAP reconciliation: Tier 1 common

The following table provides calculations of Tier 1 capital (regulatory) and "Tier 1 common equity" (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank's capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company's Comprehensive Capital Analysis and Review ("CCAR"), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions' capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

($ amounts in millions)		As of and for Quarter Ended				
		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
TIER 1 COMMON RISK-BASED RATIO[1] —CONSOLIDATED						
Stockholders' equity (GAAP)		$ 16,989	$ 17,160	$ 17,029	$ 16,132	$ 15,768
Accumulated other comprehensive (income) loss		238	174	52	229	319
Non-qualifying goodwill and intangibles		(4,809)	(4,808)	(4,797)	(4,804)	(4,798)
Disallowed servicing assets		(27)	(29)	(28)	(29)	(31)
Tier 1 capital (regulatory)		$ 12,391	$ 12,497	$ 12,256	$ 11,528	$ 11,258
Preferred stock (GAAP)		(884)	(900)	(920)	(442)	(450)
Tier 1 common equity (non-GAAP)	A	$ 11,507	$ 11,597	$ 11,336	$ 11,086	$ 10,808
Risk-weighted assets (regulatory)	B	$ 98,974	$ 98,381	$ 98,098	$ 97,418	$ 96,416
Tier 1 common risk-based ratio (non-GAAP)	A/B	11.6 %	11.8%	11.6%	11.4%	11.2%

(1) Current quarter amount and the resulting ratio are estimated.

REGIONS 15

Non-GAAP reconciliation: Basel III common equity Tier 1

The following table provides calculations of "common equity Tier 1" (CET1) (non-GAAP), based on Regions' current understanding of the Final Basel III requirements. In December 2010, the Basel Committee on Banking Supervision (the "Basel Committee") released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions' current understanding of the final framework, including the Company's interpretation of the requirements, and informal feedback received through the regulatory process. Regions' understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions' capital adequacy on the same basis.

($ amounts in millions)		As of and for Quarter Ended				
		12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
BASEL III COMMON EQUITY TIER 1 RATIO[1]						
Stockholder's equity (GAAP)		**$ 16,989**	$ 17,160	$ 17,029	$ 16,132	$ 15,768
Non-qualifying goodwill and intangibles[2]		**(4,906)**	(4,918)	(4,911)	(4,923)	(4,922)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		**116**	36	(100)	61	130
Preferred stock (GAAP)		**(884)**	(900)	(920)	(442)	(450)
Basel III common equity Tier 1 (non-GAAP)	A	**$ 11,315**	$ 11,378	$ 11,098	$ 10,828	$ 10,526
Basel III risk-weighted assets (non-GAAP)[3]	B	**$ 101,997**	$ 101,390	$ 100,968	$ 100,566	$ 99,483
Basel III common equity Tier 1 ratio (non-GAAP)	A/B	**11.1 %**	11.2%	11.0%	10.8%	10.6%

(1) Current quarter amounts and the resulting ratio are estimated.
(2) Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.
(3) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

REGIONS 16

Forward-looking statements The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time. This presentation may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward- looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: 17 • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reduction of economic growth. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook. • Possible changes in market interest rates. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments. • Our ability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner. • Changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies. • Our ability to obtain regulatory approval (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments. • Our ability to comply with applicable capital and liquidity requirements (including finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms. • The costs and other effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party. • Any adverse change to our ability to collect interchange fees in a profitable manner, whether such change is the result of regulation, litigation, legislation, or other governmental action. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage. • Our ability to keep pace with technological changes. • Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft. • Possible downgrades in our credit ratings or outlook. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally. • The effects of the failure of any component of our business infrastructure which is provided by a third party. • Our ability to receive dividends from our subsidiaries. • Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. • The effects of any damage to our reputation resulting from developments related to any of the items identified above.

18